Exhibit 10.1

LOAN AGREEMENT

BETWEEN

LOTUS TECHNOLOGY INNOVATIVE LIMITED

&

LOTUS CARS LIMITED

THIS AGREEMENT IS DATED AUGUST 4, 2025

PARTIES:

(1)	LOTUS TECHNOLOGY INNOVATIVE LIMITED incorporated and registered in United Kingdom with company number 13337498 whose registered office is at 18 VINE HILL, LONDON, UNITED KINGDOM, EC1 R SDZ (“Lender”); and

(2)	LOTUS CARS LIMITED incorporated and registered in Potash Lane, Hethel, Norwich, Norfolk, NR14 BEZ, ENGLAND with company number 00895081 (“Borrower”),

together the “Parties” and each a “Party”.

BACKGROUND

(A)	The Lender has agreed to provide the Loan to the Borrower in accordance with the provisions of this Agreement.

AGREED TERMS

1.	DEFINITIONS AND INTERPRETATION

The following definitions and rules of interpretation apply in this Agreement.

1.1	Definitions:

Business Day: means a day (other than a Saturday, Sunday or gazetted public holiday) on which banks are open for normal banking business in PRC, the British Virgin Islands, the Cayman Islands and Hong Kong;

Effective Date: the date on which this Agreement comes into effect being the date set out above;

Loan: has the meaning given to it in Clause 2.1;

Repayment Date: 31 December 2025.

1.2	Clause and paragraph headings shall not affect the interpretation of this Agreement.

1.3	Unless the context otherwise requires, words in the singular shall include the plural and words in the plural shall include the singular.

1.4	A reference to a Party shall include that Party's successors and permitted transferees.

1.5	Unless the context otherwise requires, a reference to a Clause is to a Clause of this Agreement.

2.	THE LOAN

2.1	Subject to the terms of this Agreement, the Lender agrees to make the Loan to the Borrower by paying in cleared funds to the account designated by the Borrower a maximum amount of GBP 80,000,000 (the Loan).

3.	PURPOSE

3.1	The Borrower shall use all money borrowed under this Agreement for the sole purpose of general corporate requirements from time to time.

4.	INTEREST

4.1	Interest on the Loan shall accrue from and including the day the Borrower receives the Loan to but excluding the repayment day of the Loan. The rate of interest shall be equal to 8% per annum.

4.2	Interest shall be calculated on the number of days elapsed over a year of 360 days.

5.	REPAYMENT

5.1	The Borrower shall repay the Loan together with all interest accrued on it and all other amounts then due from the Borrower under this Agreement, on the Repayment Date or following a demand by the Lender, whichever is earlier.

5.2	The Borrower may prepay the whole or any part of the Loan to the Lender at any time prior to the Repayment Date (together with all interest accrued but otherwise without any premium or penalty).

6.	PAYMENTS

6.1	All payments made by the Borrower to the Lender under this Agreement shall be:

a)	paid on or before the Repayment Date in pounds and in immediately available cleared funds to the account of the Lender at any account as the Lender may notify the Borrower; and

b)	made in full, without set-off, counterclaim or condition and free and clear of and without any deduction or withholding for, or on account of, tax. If any tax must be deducted or withheld from any payment under this Agreement, the Borrower shall pay to the Lender such additional amount as may be necessary to ensure that the Lender receives a net amount equal to the full amount it would have received had the payment not been made subject to that deduction or withholding.

7.	REMEDIES, WAIVERS, AMENDMENTS AND CONSENTS

7.1	No amendment of this Agreement shall be effective unless it is in writing and signed by, or on behalf of, each Party (or its authorised representative).

7.2	A waiver of any right or remedy under this Agreement or by law, or any consent given under this Agreement, is only effective if given in writing by the waiving or consenting Party and shall not be deemed a waiver of any subsequent right or remedy. It only applies to the circumstances in relation to which it is given and shall not prevent the Party giving it from subsequently relying on the relevant provision.

7.3	A failure by the Lender to exercise, or delay by it in exercising, any right or remedy provided under this Agreement or by law shall not constitute a waiver of that or any other right or remedy, prevent or restrict any further exercise of that or any other right or remedy or constitute an election to affirm this Agreement. No single or partial exercise of any right or remedy provided under this Agreement or by law shall prevent or restrict the further exercise of that or any other right or remedy. No election to affirm this Agreement by the Lender shall be effective unless it is in writing.

7.4	The rights and remedies provided under this Agreement are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.

8.	SEVERANCE

If any provision (or part of a provision) of this Agreement is or becomes invalid, illegal or unenforceable, it shall be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such modification is not possible, the relevant provision (or part of a provision) shall be deemed deleted. Any modification to or deletion of a provision (or part of a provision) under this Clause shall not affect the legality, validity and enforceability of the rest of this Agreement.

9.	ASSIGNMENT

Neither Party may assign any of its rights or transfer any of its rights or obligations under this Agreement without the prior written consent of the other.

10.	NOTICES

10.1	Any notice or other communication given to a Party under or in connection with, this Agreement shall be:

(a)	in writing;

(b)	delivered by hand by pre-paid first-class post or other next working day delivery service or sent by fax; or

(c)	sent by email; and

(d)	sent to:

(i)	the Borrower at:

Potash Lane, Hethel, Norwich, Norfolk,NR14 BEZ, ENGLAND

Email:

Attention:

(ii)	the Lender at:

at 18 VINE HILL, LONDON, UNITED KINGDOM, EC1R 5DZ

Email:

Attention:

or to any other address or fax number or email address as is notified in writing by one Party to the other from time to time.

10.2	Any notice or other communication given by either Party shall be deemed to have been received:

(a)	if delivered by hand, at the time it is left at the relevant address;

(b)	if posted by pre-paid first-class post or other next working day delivery service, on the second working day after posting;

(c)	if sent by fax, when received in legible form; and

(d)	if sent by email, upon the generation of a receipt notice by the recipient's server or, if such notice is not so generated, upon delivery to the recipient's server.

A notice or other communication given as described in clause 10.2(a) or clause 10.2 (c) on a day that is not a working day, or after normal business hours, in the place it is received, shall be deemed to have been received on the next working day.

11.	COUNTERPARTS

11.1	This Agreement may be executed in any number of counterparts, each of which when executed shall constitute a duplicate original, but all the counterparts together shall constitute one agreement.

12.	GOVERNING LAW AND JURISDICTION

12.1	This Agreement shall be construed and governed by the laws of PRC. Any dispute or difference arising out of or in connection with this Agreement shall be referred to and determined by arbitration at the Shanghai International Economic and Trade Arbitration Commission in accordance with its applicable Arbitration Rules if the dispute cannot be settled through amicable consultation. The seat and the place of hearing of the arbitration shall be Shanghai and its proceedings shall be conducted in Chinese. The arbitration award shall be final and binding on the Parties.

This Agreement has been entered into on the date stated at the beginning of it.

Signed by	/s/ Qingfeng Feng
Director
for and on behalf of

LOTUS TECHNOLOGY
INNOVATIVE LIMITED

Signed by	/s/ David Careless
Director
for and on behalf of

LOTUS CARS LIMITED